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David Baggs, Investor Relations
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Garrick Francis, Corporate Communications
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CSX Announces Third Quarter Earnings

Third Quarter Highlights:

•	Earnings per share of 74 cents and operating income of $598 million
•	Operating ratio of 73.9 percent, a third quarter record
•	Strong safety and service performance

JACKSONVILLE, Fla., (Oct. 13, 2009) – CSX Corporation [NYSE: CSX] today announced third quarter earnings from continuing operations of $293 million, or 74 cents a share, versus $380 million, or 93 cents a share, in the same period last year.

Third quarter revenues of $2.3 billion were down 23 percent from the prior year, primarily due to a 15 percent decline in volume and lower fuel surcharge recovery. At the same time, core pricing remained strong and consistent with prior quarters, reflecting high service levels and the overall value of rail transportation.  While volumes declined across the business, the rate of decline continued to slow in nearly all markets compared to the second quarter.

“The third quarter reinforces our view that the worst of the recession is likely behind us,” said Michael J. Ward, chairman, president and chief executive officer.  “At the same time, our coal business will be impacted by weak demand well into 2010.”

CSX continued to improve its network efficiency and safety while reducing operating costs by 24 percent compared to the same period last year. As a result of these efforts and a sustained focus on yield management, CSX produced operating income of $598 million and a third quarter record operating ratio of 73.9 percent.

“The CSX team is clearly demonstrating that it can achieve excellence in any environment,” said Ward.  “As the economy regains strength, we are emerging as a stronger, leaner company in an industry that is positioned to grow over the long term.”

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on October 14, 2009 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company’s website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

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Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.